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                                                                   EXHIBIT 10-31


                               DTE ENERGY COMPANY
                                 RETIREMENT PLAN
                           FOR NON-EMPLOYEE DIRECTORS
           (AS AMENDED AND RESTATED EFFECTIVE AS OF DECEMBER 31, 1998)

1.       PURPOSE

         In order to provide a retirement allowance for service as a director while not an employee of The Detroit Edison Company ("DECO"), The Detroit Edison Company Retirement Plan For Non-Employee Directors was established effective January 1, 1990. As the result of the Agreement and Plan of Exchange effective January 1, 1996, DTE Energy Company (the "Company") became the parent holding company of DECO. Accordingly, the Company established the DTE Energy Company Retirement Plan for Non-Employee Directors (the "Plan") to provide a retirement allowance for service as a director of the Company and/or of DECO while not an employee of the Company, DECO or their Affiliates, and The Detroit Edison Company Retirement Plan for Non-Employee Directors was merged into the Plan, all effective as of January 1, 1996, (the "Effective Date"). The Company now desires to amend and restate the Plan to freeze participation in and the benefits provided under the Plan effective as of December 31, 1998. The terms and conditions of the Plan, as amended and restated effective as of December 31, 1998, are hereinafter set forth.

2.       ELIGIBILITY

         This Plan provides a monthly retirement allowance to each director ("participant") of the Company or of DECO who has served (a) on any and all of the Board of Directors of the Company and the Board of Directors of DECO (each of which is referred to herein as a "Board" and collectively as the "Boards") as a director for five or more years (not counting any year more than once) and (b) as a director of the Company or of DECO at any time on or after the Effective Date and prior to January 1, 1999 while not an employee of the Company, DECO or any Affiliate; provided, however, that the requirement in clause (a) above to have served as a director for five or more years will not be applicable to any director of the Company or DECO on December 31, 1998. In addition, each former director of DECO who was receiving benefits under The Detroit Edison Company Retirement Plan for Non-Employee Directors immediately prior to the Effective Date shall be a participant herein and entitled on and after the Effective Date to continued payment under this Plan of the benefit the participant was entitled to under The Detroit Edison Company Retirement Plan for Non-Employee Directors. For purposes of the Plan, "Affiliate" shall mean any entity in which the Company directly or indirectly owns more than 50% of the voting securities.

3.       AMOUNT OF DISTRIBUTION

         (1) The monthly retirement allowance in respect of a participant terminating service from the Boards on or after the Effective Date shall be determined as follows:

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(1)  The monthly retirement allowance in respect of a participant who is a member of the Board of Directors of the Company and of DECO immediately prior to the participant's termination of service from all Boards on which the participant was serving will be equal to one-twelfth (1/12th) of the sum of (A) the aggregate annual cash retainer (not including Committee Chairman's Fees and Board meeting, Board committee meeting or Company or DECO-related meeting fees) for members of the Board of Directors of the Company and of DECO in effect on the earlier of the date of the participant's termination of service from such Boards or December 31, 1998 and (B) the aggregate cash value of the stock, if any, awarded to the participant under the Long-Term Incentive Plan of the Company or DECO and, if applicable, the resolutions of the Board of Directors of the Company approved on September 22, 1997, in each case on the date of the most recent annual meeting of shareholders of the Company or DECO, as the case may be, occurring prior to the earlier of the date of participant's termination of service from the Boards or January 1, 1999. For this purpose, the cash value of any stock awarded to the participant under the Long-Term Incentive Plan or the aforesaid resolutions of the Board of Directors of the Company shall be equal to the number of shares of stock awarded to the participant multiplied by the average of the high and low sales prices of such stock as listed in the Wall Street Journal for the New York Stock Exchange
     Composite Tape on the date of award, or if such date is not a business day, on the business day immediately preceding the award date.


(2)  The monthly retirement allowance in respect of a participant who is not a member of the Board of Directors of DECO but is a member of the Board of Directors of the Company immediately prior to the participant's termination of service from all Boards on which the participant was serving will be equal to one-twelfth (1/12th) of the sum of (A) the annual cash retainer (not including Committee Chairman's Fees and Board meeting, Board committee meeting or Company or DECO-related meeting fees) for members of the Board of Directors of the Company in effect on the earlier of the date of the participant's termination of service from such Board or December 31, 1998 and (B) the aggregate cash value of the stock, if any, awarded to the participant under the Long-Term Incentive Plan of the Company or DECO and, if applicable, the resolutions of the Board of Directors of the Company approved on September 22, 1997, in each case on the date of the most recent annual meeting of shareholders of the Company or DECO, as the case may be, occurring prior to the earlier of the date of participant's termination of service from the Board of Directors of the Company or January 1, 1999. For this purpose, the cash value of any stock awarded to the participant under the Long-Term Incentive Plan or the aforesaid resolutions of the Board of Directors of the Company shall be equal to the number of shares of stock awarded to the participant multiplied by the average of the high and low sales prices of such stock as listed in the Wall Street Journal for the New York Stock Exchange
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          Composite Tape on the date of award, or if such date is not a business day, on the business day immediately preceding the award date.

     (3) The monthly retirement allowance in respect of a participant who is not a member of the Board of Directors of the Company but is a member of the Board of Directors of DECO immediately prior to the participant's termination of service from all Boards on which the participant was serving will be equal to one-twelfth (1/12th) of the sum of (A) the annual cash retainer (not including Committee Chairman's Fees and Board meeting, Board Committee meeting or Company or DECO-related meeting fees) for members of the Board of Directors of DECO in effect on the earlier of the date of the participant's termination of service from such Board or December 31, 1998 and (B) the aggregate cash value of the stock, if any, awarded to the participant under the Long-Term Incentive Plan of the Company or DECO and, if applicable, the resolutions of the Board of Directors of the Company approved on September 22, 1997, in each case on the date of the most recent annual meeting of shareholders of the Company or DECO, as the case may be, occurring prior to the earlier of the date of participant's termination of service from the Board of Directors of DECO or January 1, 1999. For this purpose, the cash value of any stock awarded to the participant under the Long-Term Incentive Plan or the aforesaid resolutions of the Board of Directors of the Company shall be equal to the number of shares of stock awarded to the participant multiplied by the average of the high and low sales prices of such stock as listed in the Wall Street Journal for the New York Stock Exchange Composite Tape on the date of award, or if such date is not a business day, on the business day immediately preceding title award date.

(2) Payments shall be made monthly commencing with the month following such participant's termination of service from all of the Boards on which the participant was serving.

(3) In the event a participant receives an assessment of income taxes from the Internal Revenue Service which treats any amounts payable under this Plan as being includible in such participants gross income prior to the actual payment of such amount to such participant, the Company shall pay, or cause to be paid, an amount equal to such income taxes to such participant within 30 days after written notice from such participant of such assessment. The amount of the monthly retirement allowance which would otherwise be paid following such participants termination of service on the Boards shall be reduced, dollar for dollar, starting with the first such payment, by the amount of income taxes previously advanced to the participant hereunder, until such amount has been fully recovered under the Plan.

(4) Each payment under this Plan shall be reduced by an federal, state or local taxes which the Company determines should be withheld from such payment.

(5)  Benefits under this Plan should be payable solely from the general assets of the Company or DECO, as the case maybe. Each participant in this Plan shall have the
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          status of a general unsecured creditor of the Company or of DECO, respectively. This Plan constitutes a promise by the Company or DECO, as the case may be, to make benefit payments in the future. It is intended that this Plan be unfunded for tax purposes and that this Plan shall remain unfunded during the entire period of its existence.

4.   DURATION

     The monthly retirement allowance payments will continue for a period equal to the aggregate number of months served on any and all of the Boards prior to January 1, 1999 while not an employee of the Company, DECO or any Affiliate (but not counting any month more than once), or until the participant's death, whichever occurs first. In the event of death prior to the conclusion of scheduled payments under this Plan, any and all liability of the Company and DECO under this Plan is terminated. The participant's estate shall have no rights hereunder. There is no allowance to a surviving spouse or other beneficiary.

5.   SUSPENSION OF PAYMENTS

     Payment of the retirement allowance to a participant who is again elected to the Board of Directors of the Company or of DECO will be suspended.
     Any future allowance will not be recalculated, and the amount of retirement allowance on subsequent termination will remain unchanged. The duration of payments upon subsequent termination will be determined by the cumulative number of whole months served on any and all of the Boards prior to January 1, 1999 (not counting any month more than once) minus the number of retirement allowance payments received prior to re-election to a Board.

6.   NONALIENATION OF BENEFITS

     The right of a participant to payment of a retirement allowance hereunder shall not be anticipated, alienated, sold, assigned, transferred, pledged, encumbered, attached, or garnished by a participant or a participant's creditors and shall not be subject to garnishment, execution, attachment, or similar process. Any attempted anticipation, sale, assignment, transfer, pledge, levy, encumbrance, attachment, garnishment, or similar process shall be null and void and without effect.

7.   ADMINISTRATION; ARBITRATION

     (1)  This Plan shall be administered by the Corporate Governance
          Committee of the Board of Directors of the Company (the "Corporate Governance Committee"), who shall have full power and authority to make each determination provided for in this Plan, to interpret this Plan, and to establish rules, regulations and procedures for carrying out its purpose.

     (2) The Secretary of the Company shall be responsible for recordkeeping under this Plan and shall also be responsible for making, or causing to be made, all payments provided for by this Plan.
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(3)  Notwithstanding Section 7(a) hereof, in the event of any dispute, claim, or controversy (hereinafter referred to as a "Grievance") between a director who is eligible to elect to receive the benefits provided under this Plan and the Company with respect to the payment of benefits to such director under this Plan, the computation of benefits under this Plan, or any of the terms and conditions of this Plan, such Grievance shall be resolved by arbitration in accordance with this Section 7(c).

     (1) Arbitration shall be the sole and exclusive remedy to redress any Grievance.

     (2) The arbitration decision shall be final and binding, and a judgment on the arbitration award may be entered in any court of competent jurisdiction and enforcement may be had according to its terms.

     (3) The arbitration shall be conducted by the American Arbitration Association in accordance with the Commercial Arbitration Rules of the American Arbitration Association and expenses of the arbitrators and the American Arbitration Association shall be borne by the Company. Neither the Company nor such director shall be entitled to attorneys' fees, expert witness fees, or other expenses expended in the course of such arbitration or the enforcement of any award rendered thereunder.

     (4) The place of the Arbitration shall be the offices of the American Arbitration Association in Detroit Metropolitan area, Michigan.

     (5) The arbitrator(s) shall not have the jurisdiction or authority to change any of the provisions of this Plan by alteration of, addition to, or subtraction from the terms thereof. The arbitrator(s)' sole authority shall be to apply any terms and conditions of this Plan. Since arbitration is the exclusive remedy with respect to any Grievance, no director eligible to receive benefits provided under this Plan has the right to resort to any federal court, state court, local court, or any administrative agency concerning breaches of any terms and provisions hereunder, and the decision of the arbitrator(s) shall be a complete defense to any suit, action, or proceeding instituted in any federal court, state court, local court or administrative agency by such director or the Company with respect to any Grievance which is arbitrable as herein set forth.

     (6) The arbitration provisions shall, with respect to any Grievance, survive the termination of this Plan.
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     (4)  This Plan is a non-contributory, non-qualified and unfunded plan and represents only an unsecured general obligation of the Company and of DECO, respectively. Neither the foregoing or any other provision of this Plan shall preclude, however, the Company or DECO from segregating assets which are intended to be a source for payment of benefits under this Plan. The Company shall pay, or cause to be paid, benefit payments to which a director is entitled under this Plan from the general assets of the Company or DECO, as the case may be, based on service attributable to the respective Boards prior to January 1, 1999.

8.   AMENDMENT OR TERMINATION

     The Board of Directors of the Company reserves the right to amend, modify, supplement, suspend or terminate this Plan at any time, provided, however, that no such amendment, modification, supplement or termination shall affect the right of any participant who is immediately eligible to receive an allowance hereunder to receive benefits theretofore accrued.

     IN WITNESS WHEREOF, DTE Energy Company, pursuant to resolutions of its Board of Directors, has caused this instrument to be executed in its name and by its Chairman as of the 2nd day of December, 1998.


                                                       DTE ENERGY COMPANY


                                                       By
                                                          ----------------------
                                                          Anthony F. Earley, Jr.
                                                          Chairman